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NORTHWEST AIRLINES, INC.

NOTICE OF GUARANTEED DELIVERY
FOR EXCHANGE OF
8.52% NOTES DUE 2004

        This Notice of Guaranteed Delivery ("Notice") relates to the offers (the "Exchange Offers") of Northwest Airlines, Inc. ("Northwest") to exchange up to an aggregate principal amount of $551.8 million of 2003-1 Pass Through Trust, 10.5% Class D Pass Through Certificates, Series 2003-1 ("Class D Certificates") for 8.375% Notes due 2004 (Cusip No. 667281AH2) ("8.375% Notes"), 8.52% Notes due 2004 (Cusip No. 667281AN9) ("8.52% Notes"), 7 5/8% Notes due 2005 (Cusip No. 667281AL3) ("7 5/8% Notes") and 8.875% Notes due 2006 (Cusip No. 667281AP4) ("8.875% Notes"). You must use this Notice, or one substantially equivalent to this form, to tender your 8.52% Notes in the Exchange Offers if the procedures for book-entry transfer of your 8.52% Notes cannot be completed on or prior to December 2, 2003 (or any such later date to which the Exchange Offers may be extended, the "Expiration Date"). This Notice may be delivered by hand, overnight courier or mail, or transmitted via facsimile, to U.S. Bank National Association (the "Exchange Agent") and must be received by the Exchange Agent prior to the Expiration Date from an Eligible Guarantor Institution (as defined on the last page hereof). In order to utilize the guaranteed delivery procedure to tender 8.52% Notes pursuant to the Exchange Offers, (a) you must guarantee that the procedures for book-entry transfer of your 8.52% Notes will be completed, and that the Exchange Agent will receive an agent's message or a properly completed, dated and duly executed Letter of Transmittal relating to your 8.52% Notes (or facsimile thereof), with any required signature guarantees, in each case, within two New York Stock Exchange trading days after the date of execution of this Notice and (b) the Exchange Agent must actually receive a book-entry transfer of your 8.52% Notes into the account of the Exchange Agent at The Depository Trust Company, together with an agent's message or a properly completed, dated and duly executed Letter of Transmittal (or facsimile thereof), within two New York Stock Exchange trading days after the date of execution of this Notice. Capitalized terms not defined herein have the meanings assigned to them in the prospectus of Northwest dated October     , 2003 relating to the Exchange Offers (as may be amended or supplemented from time to time, the "Prospectus").

THE EXCHANGE AGENT FOR THE EXCHANGE OFFERS IS:
U.S. Bank National Association

By Hand and Overnight Courier: U.S. Bank National Association West Side Flats Operations Center 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance 2nd Floor	By Registered or Certified Mail: U.S. Bank National Association West Side Flats Operations Center 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance 2nd Floor	By Facsimile (Eligible Institutions only): (651) 495-8158 Attention: Specialized Finance

        For Information or Confirmation by Telephone: (800) 934-6802

        DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        Ladies and Gentlemen:

        The undersigned hereby tenders to Northwest, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which are hereby acknowledged, the aggregate principal amount of 8.52% Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offers—Procedures for Tendering—Guaranteed Delivery" on page 29.

Aggregate Principal Amount of 8.52% Notes
Tendered:
Name(s) of Registered
Holder(s):
Name of Eligible Guarantor Institution Guaranteeing Delivery:

Provide the following information for 8.52% Notes to be tendered by book-entry transfer:
Name of Tendering Institution:

DTC Account Number:

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
PLEASE SIGN HERE
X
X Signature(s) of Owner(s)Date or Authorized Signatory
Area Code and Telephone Number

Must be signed by the holder(s) of the 8.52% Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. Please print name(s) and address(es).
Name(s):

Capacity:
Address(es):

GUARANTEE

(Not To Be Used For Signature Guarantee)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "Eligible Guarantor Institution," which definition includes: (i) Banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Exchange Act; (iii) Credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) National securities exchanges, registered securities associations, and clearing agencies, as those terms are used under the Exchange Act; and (v) Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees to deliver to the Exchange Agent, by book-entry transfer, the 8.52% Notes tendered hereby to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with an agent's message or one or more properly completed, dated and duly executed Letter(s) of Transmittal (or facsimile thereof), with any signature guarantees and any other required documents within two New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver, by book-entry transfer into the account of the Exchange Agent at DTC, the 8.52% Notes tendered hereby, together with an agent's message or Letter(s) of Transmittal (or facsimile thereof), and any other required documents, to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(Please Type or Print)

(Firm Name)	(Authorized Signature)

(Firm Address)	(Title)

(Area Code and Telephone Number)	(Date)

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NORTHWEST AIRLINES, INC. NOTICE OF GUARANTEED DELIVERY FOR EXCHANGE OF 8.52% NOTES DUE 2004
GUARANTEE (Not To Be Used For Signature Guarantee)